Valeritas Announces Pricing of $36 Million Public Offering

BRIDGEWATER, N.J., November 15, 2018 (GLOBE NEWSWIRE) --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go®ç Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, today announced the pricing of its underwritten public offering of (i) 75 million shares of its common stock, (ii) series A warrants to purchase 75 million shares of its common stock and (iii) series B warrants to purchase 75 million shares of its common stock, for gross proceeds of $36 million, at a public offering price of $0.48 per share and accompanying warrants. The series A warrants have an exercise price of $0.60 per share, are immediately exercisable and will expire on the fifth anniversary of the date of issuance. The series B warrants have an exercise price of $0.48 per share, are immediately exercisable and will expire on the nine-month anniversary of the date of issuance. The shares of common stock and the accompanying warrants will be sold together in this offering but will be issued separately. All of the shares of common stock and warrants to be sold in the offering are being offered by Valeritas. The offering is expected to close on November 20, 2018 subject to customary closing conditions. Valeritas intends to use the net proceeds from this offering for working capital and other general corporate purposes.

Oppenheimer & Co. Inc. and BTIG, LLC are acting as joint book-running managers for the offering. National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD), is acting as a co-manager in connection with the offering.

A registration statement related to these securities and an additional registration statement filed pursuant to Rule 462(b) was declared effective by the Securities and Exchange Commission (the “°SEC”±) on November 15, 2018. The offering will be made only by means of a prospectus. Copies of the final prospectus filed with the SEC can be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212)

667-8055 or by email at EquityProspectus@opco.com. Copies of the final prospectus may also be obtained from BTIG, LLC at 825 Third Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 513-7555, or by email at EquityCapitalMarkets@btig.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of
Valeritas, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go®ç Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go®ç Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
646-924-1769
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
206-451-4823
pr@valeritas.com